Exhibit 99.1

DANAHER CORPORATION

2099 PENNSYLVANIA AVENUE, N.W.

12TH FLOOR

WASHINGTON, D.C. 20016

TELEPHONE (202)-828-0850   FAX (202)-828-0860

FOR IMMEDIATE RELEASE	CONTACT: Andy Wilson
VP – Investor Relations
(202) 828-0850

DANAHER CORPORATION REPORTS RECORD

FOURTH QUARTER AND 2003 RESULTS

WASHINGTON, D.C., January 29, 2004 — Danaher Corporation (NYSE:DHR) announced today results for the fourth quarter and year ended December 31, 2003.  Net earnings for the fourth quarter of 2003, including the impact of a gain related to the curtailment of the Company’s cash balance pension plan of $0.09 per share, were $169.9 million, or $1.06 per diluted share, compared with $161.7 million, or $1.03 per diluted share for the fourth quarter of 2002, including the effect of unusual items.  Net earnings for the fourth quarter of 2003, excluding the pension curtailment gain, were $155.4 million, or $0.97 per diluted share, a 23% increase over the comparable earnings per share amount for 2002.  Excluding the effect of unusual items, net earnings for the 2002 fourth quarter were $124.4 million, or $0.79 per diluted share.  As indicated in the reconciliation presented below, the unusual items affecting the fourth quarter of 2002 include benefits resulting from unused reserves associated with restructuring programs announced in the fourth quarter of 2001, a lower effective income tax rate and the reduction of income tax reserves related to a previously discontinued operation.  Sales for the 2003 fourth quarter were $1,488.8 million compared to $1,275.0 million for the fourth quarter of 2002, an increase of 17%.

Net earnings for the full year 2003 including the effect of all unusual items were $536.8 million, or $3.37 per diluted share, compared with $290.4 million, or $1.88 per diluted share for 2002 (which includes a charge of $173.8 million or $1.10 per share related to a change in accounting principles).  For 2003, net earnings excluding the effect of unusual items were $521.7 million, or $3.28 per diluted share, a 20% increase over comparable earnings per share for 2002.  Excluding the effect of unusual items, earnings for the full year 2002 were $426.1 million, or $2.74 per diluted share.   The unusual items impacting the full year 2003 included the pension curtailment gain as well as gains on the sale of real estate.  The unusual items impacting the full year 2002 included the items described above with respect to the 2002 fourth quarter as well as a change in accounting principles and gains on the sale of real estate.  Sales for 2003 were $5,293.9 million compared to $4,577.2 million in 2002, an increase of 16%.

H. Lawrence Culp, Jr., President and Chief Executive Officer, stated, “We are pleased to report record fourth quarter and full year results.  Total sales for the quarter grew 17%, including a 6% increase in revenues from existing businesses, the largest such increase since the third quarter of 2000.  We experienced strong gains in both our process/environmental controls and our tools and components segments.  We have again achieved record cash flow with 2003 operating cash flow totaling $861.5 million, a 21% increase over the 2002 level of $710.3 million.  As signs of an economic recovery become more broad-based, we are again optimistic about our ability to outperform in 2004.”

Danaher Corporation is a leading manufacturer of Process/Environmental Controls and Tools and Components.  (www.danaher.com)

Statements in this release, including the attachments to this release, that are not strictly historical may be “forward-looking” statements, which involve risks and uncertainties. These include risks and uncertainties relating to customer and supplier relationships and prices, competition, market demand, litigation and other contingent liabilities, the integration and operation of acquired businesses, and economic, political, governmental and technological factors affecting the Company’s operations, markets, products, services and prices, among others, as set forth in the Company’s SEC filings.

DANAHER CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL INCOME STATEMENT DATA

(in thousands, except per share amounts)

	Quarter Ended		Year Ended
	12/31/03	12/31/02	12/31/03	12/31/02

Net earnings before unusual items	$155,377	$124,443	$521,675	$426,061
Pension curtailment gain, net of tax	14,625	—	14,625	—
Gains (losses) on sale of real estate, net of tax	(56)	609	534	3,940
Effect of lower tax rate on prior quarters (A)	—	2,520	—	—
After-tax impact of restructuring charge	—	4,140	—	4,140
Reduction of tax reserves related to previously discontinued operation	—	30,000	—	30,000
Effect of accounting change, net of tax, SFAS 142	—	—	—	(173,750)

Net earnings	$169,946	$161,712	$536,834	$290,391

Diluted net earnings per share before unusual items	$0.97	$0.79	$3.28	$2.74
Pension curtailment gain, net of tax	0.09	—	0.09	—
Gains on sale of real estate, net of tax	—	—	—	0.02
Effect of lower tax rate on prior quarters (A)	—	0.02	—	—
After-tax impact of restructuring charge	—	0.03	—	0.03
Reduction of tax reserves related to previously discontinued operation	—	0.19	—	0.19
Effect of accounting change, net of tax, SFAS 142	—	—	—	(1.10)

Diluted net earnings per share	$1.06	$1.03	$3.37	$1.88

(A)  Represents the effect on the fourth quarter of 2002 of lowering the full year effective income tax rate to 34% from 34.5% used during the first three quarters of 2002.

This reconciliation is presented to quantify the financial impact of unusual items on net earnings and net earnings per share.  Since these unusual items have the impact of increasing reported net earnings (with the exception of the change in accounting principle), we believe it is important to quantify the impact these items have on reported results to enable the reader a better understanding of the earnings trends excluding these items.  These measures should be read in combination with the overall financial results presented in the Statement of Earnings for the periods presented.

DANAHER CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF EARNINGS

(in thousands, except per share amounts)

	Quarter Ended		Year Ended
	12/31/03	12/31/02	12/31/03	12/31/02
Net sales	$1,488,778	$1,274,978	$5,293,876	$4,577,232

Cost of sales	884,499	769,435	3,154,809	2,791,175
Selling, general and administrative	364,670	305,872	1,316,357	1,097,365
(Gains) losses on sale of real estate	83	(952)	(785)	(6,157)
Gain on pension plan curtailment	(22,500)		(22,500)
Restructuring expenses	—	(6,273)	—	(6,273)

Total operating expenses	1,226,752	1,068,082	4,447,881	3,876,110

Operating profit	262,026	206,896	845,995	701,122

Interest expense	(15,046)	(14,497)	(59,049)	(53,926)
Interest Income	2,941	3,346	10,089	10,272

Earnings before income taxes	249,921	195,745	797,035	657,468
Income taxes	79,975	64,033	260,201	223,327

Net earnings before effect of accounting change and reduction of income tax reserves	169,946	131,712	536,834	434,141

Reduction of income tax reserves related to previously discontinued operation	—	30,000	—	30,000

Effect of accounting change, net of tax, adoption of SFAS No. 142	—	—	—	(173,750)

Net earnings	$169,946	$161,712	$536,834	$290,391

Basic net earnings per share:
Net earnings before effect of accounting change and reduction of income tax reserves	$1.10	$0.87	$3.50	$2.89
Add: Reduction of income tax reserves	—	0.20	—	0.20
Less: Effect of accounting change	—	—	—	(1.16)
Net earnings	$1.10	$1.07	$3.50	$1.93
Diluted net earnings per share:
Net earnings before effect of accounting change and reduction of income tax reserves	$1.06	$0.84	$3.37	$2.79
Add: Reduction of income tax reserves	—	0.19	—	0.19
Less: Effect of accounting change	—	—	—	(1.10)
Net earnings	$1.06	$1.03	$3.37	$1.88
Average common stock and common equivalent shares outstanding:
Basic	153,984	152,607	153,396	150,224
Diluted	162,634	160,328	161,570	158,482

These statements are presented for reference only.  The final audited statements will include footnotes, which should be referenced when available, to more fully understand the contents of these statements.

DANAHER CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands)

As of December 31,

2003

2002

ASSETS

Current assets:

Cash and equivalents

$

1,230,156

$

810,463

Trade accounts receivable, less allowance for doubtful accounts	868,097	759,028
Inventories	536,227	485,587
Prepaid expenses and other	307,671	332,188
Total current assets	2,942,151	2,387,266
Property, plant and equipment, net	573,365	597,379
Other assets	32,562	36,796
Goodwill and other intangible assets	3,064,109	2,776,774
Other intangible assets, net	277,863	230,930

	$6,890,050	$6,029,145
LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Notes payable and current portion of long-term debt	$14,385	$112,542
Trade accounts payable	472,994	366,587
Accrued expenses	892,624	786,183
Total current liabilities	1,380,003	1,265,312
Other liabilities	578,840	556,812
Long-term debt	1,284,498	1,197,422
Stockholders’ equity:
Common stock, one cent par value; 500,000 shares authorized; 167,694 and 166,545 issued; 153,681 and 152,532 outstanding	1,677	1,665
Additional paid-in capital	999,786	915,562
Accumulated other comprehensive income	(74,607)	(105,973)
Retained earnings	2,719,853	2,198,345
Total stockholders’ equity	3,646,709	3,009,599

	$6,890,050	$6,029,145

These statements are presented for reference only.  The final audited statements will include footnotes, which should be referenced when available, to more fully understand the contents of these statements.

DANAHER CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Year Ended
	12/31/03	12/31/02

Cash flows from operating activities:
Net earnings	$536,834	$290,391
Reduction of income tax reserves	—	(30,000)
Effect of change in accounting principle	—	173,750
	536,834	434,141

Depreciation and amortization	133,436	129,565
Change in trade accounts receivable	1,505	59,030
Change in inventories	21,061	77,544
Change in accounts payable	58,209	54,008
Change in accrued expenses and other liabilities	72,097	27,595
Change in prepaid expenses and other assets	38,402	(71,536)
Total operating cash flows	861,544	710,347

Cash flows from investing activities:
Payments for additions to property, plant and equipment	(80,343)	(65,430)
Proceeds from disposals of property, plant and equipment	12,926	26,466
Cash paid for acquisitions	(312,283)	(1,158,129)
Proceeds from divestitures	11,648	52,562
Net cash used in investing activities	(368,052)	(1,144,531)

Cash flows from financing activities:
Proceeds from issuance of common stock	50,497	512,105
Dividends paid	(15,326)	(13,516)
Proceeds from debt borrowings	5,262	37,528
Debt repayments	(150,771)	(19,820)
Purchase of treasury stock	—	—
Net cash provided by financing activities	(110,338)	516,297

Effect of exchange rate changes on cash	36,539	21,791
Net change in cash and equivalents	419,693	103,904
Beginning balance of cash and equivalents	810,463	706,559
Ending balance of cash and equivalents	$1,230,156	$810,463

These statements are presented for reference only.  The final audited statements will include footnotes, which should be referenced when available, to more fully understand the contents of these statements.

DANAHER CORPORATION and SUBSIDIARIES

Segment Information

Year Ended December 31, 2003

(in thousands, unaudited)

	1Q	2Q	3Q	4Q	Full Year

Sales:

Process/Environmental Controls	$928,027	$1,014,523	$1,004,179	$1,149,957	$4,096,686

Tools and Components	268,188	284,909	305,272	338,821	1,197,190

Total	$1,196,215	$1,299,432	$1,309,451	$1,488,778	$5,293,876

Operating Profit:

Process/Environmental Controls	$138,059	$164,281	$172,617	$199,386	$674,343

Tools and Components	34,639	43,663	48,502	47,017	173,821

Other	(5,705)	(6,733)	(5,354)	(6,877)	(24,669)

Gain on Pension Plan Curtailment	—	—	—	22,500	22,500

Total	$166,993	$201,211	$215,765	$262,026	$845,995

Operating Margins:

Process/Environmental Controls	14.9%	16.2%	17.2%	17.3%	16.5%

Tools and Components	12.9%	15.3%	15.9%	13.9%	14.5%

Total	14.0%	15.5%	16.5%	17.6%	16.0%

This information is presented for reference only.  Final audited financial statements will include footnotes, which should be referenced when available, to more fully understand the contents of this information.

# # #